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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to section 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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        Date of report (Date of earliest event reported): August 18, 2003

                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                     0-21487                   13-3904147
(State or other jurisdiction       (Commission File             (IRS Employer
      of incorporation)                 Number)              Identification No.)

                              75 West 125th Street
                          New York, New York 10027-4512
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (212) 876-4747

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 12. Results of Operations and Financial Condition

      This Form 8-K/A amends the Company's current report on Form 8-K filed on July 25, 2003.

      Between the time of the release of its earnings press release dated July 23, 2003 reporting the results of the first quarter of the fiscal year ending March 31, 2004 ("fiscal 2004") and the filing of its quarterly report on SEC Form 10-Q on August 18, 2003 ("Form 10-Q"), the Company made an adjustment for prepaid mortgage interest which resulted in the recognition of additional income from that reported in the first quarter earnings press release. As a result of the higher income, the Company as part of its fiscal 2004 budget also accrued expenses for its performance-based management incentive plans.

      The net result of these adjustments increased net income available to common stockholders to $1.038 million from $1.029 million, an increase of $9,000. Compensation and benefits expense increased $100,000 to $1.805 million from $1.705 million. Interest income related to mortgage loans increased to $4.866 million from $4.752 million, an increase of $114,000. The aforementioned additional income and accrual are reflected in Part 1, Item 1 "Financial Statements" of the Company's Form 10-Q.

      The information provided pursuant to this Form 8-K/A shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K/A into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

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                                    Signature

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CARVER BANCORP, INC.


                                       By: /s/ Deborah C. Wright
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                                           Deborah C. Wright
                                           President and Chief Executive Officer

Dated: August 19, 2003